UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2025
MGM Resorts International
(Exact name of Registrant as Specified in its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 Las Vegas Boulevard South, Las Vegas, Nevada  89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

MGM Resorts International (the “Company”) held its annual meeting of stockholders on May 7, 2025 (the “Annual Meeting”), at which stockholders voted on the matters set forth below.

Proposal 1: To elect a Board of Directors

Director	For	Against	Abstain
Keith Barr	155,475,718	488,490	337,250
Barry Diller	147,277,986	8,665,722	357,750
William J. Hornbuckle	153,561,923	2,412,883	326,652
Donna Langley	155,484,363	492,311	324,784
Joey Levin	152,466,128	3,480,045	355,285
Rose McKinney-James	150,002,033	5,975,273	324,152
Keith A. Meister	153,977,848	1,982,697	340,913
Paul Salem	154,200,132	1,767,543	333,783
Jan G. Swartz	154,461,475	1,415,082	424,901
Daniel J. Taylor	141,058,658	14,909,521	333,279
Ben Winston	154,128,926	1,812,051	360,481

Broker Non-Votes: 92,492,347 for each of Mr. Barr, Mr. Diller, Mr. Hornbuckle, Ms. Langley, Mr. Levin, Ms. McKinney-James, Mr. Meister, Mr. Salem, Ms. Swartz, Mr. Taylor and Mr. Winston.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To ratify the selection of Deloitte & Touche LLP, as the Independent Registered Public Accounting Firm for the year ending December 31, 2025.

FOR	AGAINST	ABSTAIN
242,625,449	5,803,564	364,792

Broker Non-Votes: N/A

The foregoing Proposal 2 was approved.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

FOR	AGAINST	ABSTAIN
150,800,762	4,670,272	830,424

Broker Non-Votes: 92,492,347

The foregoing Proposal 3 was approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: May 9, 2025	By:	/s/ Jessica Cunningham
Name: Jessica Cunningham
Title: Senior Vice President, Legal Counsel and Assistant Secretary